Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-258887),
(2) Registration Statement (Form S-8 No. 333-263508), and
(3) Registration Statement (Form S-3 No. 333-267080) pertaining to the LiveVox Holdings, Inc. 2021 Equity Incentive Plan of LiveVox Holdings, Inc.

of our report dated March 2, 2023, with respect to the consolidated financial statements of LiveVox Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Francisco, California
March 2, 2023